Exhibit 99.1

Theseus Pharmaceuticals Enters into Agreement to Be Acquired by Concentra Biosciences for between $3.90 and $4.05 in Cash per Share Plus a Contingent Value Right

Cambridge, Mass., December 22, 2023 /PRNewswire/ -- Theseus Pharmaceuticals, Inc. (NASDAQ: THRX) (“Theseus” or the “Company”), a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients through the discovery, development, and commercialization of transformative targeted therapies, today announced it has entered into a definitive merger agreement (the “Merger Agreement”) whereby Concentra Biosciences, LLC (“Concentra”) will acquire Theseus for a price per share of Theseus common stock (“Theseus common stock”) of between $3.90 and $4.05 in cash, consisting of (i) a base cash price of $3.90 per share (the “Base Price”) and (ii) an additional cash amount of not more than $0.15 per share at the closing of the merger (together with the Base Price, the “Cash Amount”), plus one non-tradeable contingent value right (“CVR”) representing the right to receive 80% of the net proceeds from any license or disposition of Theseus’ programs effected within 180 days of closing of the merger and 50% of the potential aggregate value of certain specified potential cost savings realized within 180 days of the close of the merger, pursuant to a Contingent Value Rights Agreement (the “CVR Agreement”).

Following a thorough review process conducted with the assistance of its legal and financial advisors, Theseus’ Board of Directors has determined that the acquisition by Concentra – of which Tang Capital Partners, LP is the controlling shareholder – is in the best interests of all Theseus shareholders, and has unanimously approved the Merger Agreement.

Pursuant and subject to the terms of the Merger Agreement, a wholly owned subsidiary of Concentra will commence a tender offer (the “Offer”) by January 9, 2024 to acquire all outstanding shares of Theseus common stock. Closing of the Offer is subject to certain conditions, including the tender of Theseus common stock representing at least a majority of the total number of outstanding shares; the availability of at least $187.6 million of cash, net of transaction costs, wind-down costs and other liabilities, at closing, and other customary closing conditions. Theseus shareholders holding approximately 59% of Theseus common stock have signed support agreements under which such shareholders agreed to tender their shares in the Offer and support the merger. The acquisition is expected to close in February 2024.

Advisors

Leerink Partners is acting as exclusive financial advisor and Goodwin Procter LLP is acting as legal counsel to Theseus. Gibson, Dunn & Crutcher LLP is acting as legal counsel to Concentra.

About Theseus Pharmaceuticals, Inc.

Theseus is a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients through the discovery, development, and commercialization of transformative targeted therapies. Theseus has focused on the development of THE-349, a fourth-generation, selective epidermal growth factor receptor inhibitor for C797X-mediated resistance to first- or later-line osimertinib treatment in patients with non-small cell lung cancer, a pan-variant BCR-ABL inhibitor for the treatment of relapsed/refractory chronic myeloid leukemia and newly diagnosed Philadelphia chromosome-positive acute lymphoblastic leukemia, and a next-generation, highly selective, pan-variant KIT inhibitor for the treatment of early-line GIST. For more information, visit www.theseusrx.com.

Cautionary Statement Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Theseus’ beliefs and expectations and statements about the proposed Offer, merger and related transactions contemplated by the Merger Agreement (the “Transactions”), including the timing of and closing conditions to the Transactions; the potential effects of the proposed Transactions on Theseus; and the potential payment of proceeds to the Theseus stockholders, if any, pursuant to the CVR Agreement. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of Theseus’ stockholders tendering their shares in the Offer; the possibility that competing offers will be made; Theseus’ ability to retain key personnel; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect Theseus’ business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to the Theseus stockholders; and other risks and uncertainties discussed in Theseus’ most recent annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”) as well as in Theseus’ subsequent filings with the SEC. As a result of such risks and uncertainties, Theseus’ actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. Theseus cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this release are made as of the date hereof, and Theseus undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

The Offer described in this release has not yet commenced, and this release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Theseus or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Concentra and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Theseus. The Offer to purchase the outstanding shares of the common stock of Theseus will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Theseus under the “Investors & Media” section of Theseus’ website at www.theseusrx.com.

For further information, please contact:

Theseus Pharmaceuticals, Inc.

IR@theseusrx.com